SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 22, 2013

CRAFT BREW ALLIANCE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-26542	91-1141254
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

929 North Russell Street
Portland, OR 97227-1733
 (Address of Principal Executive Offices, Zip Code)

(503) 331-7270
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of Shareholders of Craft Brew Alliance, Inc. (the "Company'), was held on May 22, 2013 (the “Meeting”).

(b)	Three matters, which are more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission, were submitted to a vote at the Meeting:

1.	To elect eight directors;

2.	To ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for 2013; and

3.	To approve, by non-binding vote, the Company's named executive officer compensation.

At the Meeting, 16,283,381 shares of common stock were represented in person or by proxy, or 86.10 percent of the 18,911,081 shares outstanding and entitled to vote at the Meeting as of March 22, 2013, the record date for the Meeting, and constituted a quorum. Each share was entitled to one vote at the Meeting.

1.	Election of Directors. The following directors were elected at the Meeting by the votes cast as follows:

Nominee	For	Withheld	Broker Non-votes
Timothy P. Boyle	12,774,557	473,979	3,034,845
Marc J. Cramer	12,961,069	287,467	3,034,845
E. Donald Johnson, Jr.	12,772,033	476,503	3,034,845
Kevin R. Kelly	12,581,869	666,667	3,034,845
Thomas D, Larson	12,660,932	587,604	3,034,845
David R. Lord	12,692,200	556,336	3,034,845
John D. Rogers, Jr.	12,580,939	667,597	3,034,845
Kurt R. Widmer	12,951,706	296,830	3,034,845

2.	Ratification of Auditors. The proposal to ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for 2013 was approved by the following vote:

For	Against	Abstentions
15,815,700	382,220	85,461

3.	Say on Pay. The proposal to approve, by non-binding vote, the Company’s named executive officer compensation, as recommended by management, passed by the following vote:

For	Against	Abstentions	Broker Non-votes
12,661,765	512,878	73,893	3,034,845

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAFT BREW ALLIANCE, INC.

Dated: May 28, 2013	By:	/s/ Joseph K. O’Brien
Joseph K. O’Brien
Controller (Principal Accounting Officer)

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